Exhibit 5.4

CONSENT OF

OSLER, HOSKIN & HARCOURT LLP

November 30, 2015

Amaya Inc.

7600 Trans Canada Hwy.

Pointe-Claire, Québec, Canada

H9R 1C8

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-10 of Amaya Inc.

We have acted as Canadian counsel to Amaya Inc. (the “Registrant”) in connection with the registration statement on Form F-10 (Registration No. 333-207917), as amended by Form F-10/A filed on November 30, 2015 (the “Registration Statement”) by the Registrant with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Securities Act”).

We acknowledge that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whom consent is required by the Securities Act or the rules thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP